Exhibit 32.1

KALEX CORP.
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Kalex Corporation. (the Company) on Form 10-K for the year ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Norman King, Principal Executive Officer of the Company and Chairman of the Board of Directors, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Norman King
Norman King
Chairman of the Board of Directors and CEO
March 16, 2011